BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
                              75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000

                                 (212) 856-7000


                                 (212) 339-9150






                                                                   June 24, 1996




Ampex Corporation
500 Broadway
Redwood City, California  94063

               Re:    Registration of 271,830 Class A Common Stock

Ladies and Gentlemen:

               We have acted as counsel for Ampex Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a shelf registration statement on Form S-3 (the "Registration Statement"), pursuant to which the Company proposes to register for sale by the holders thereof up to 271,830 shares (the "Class A Shares") of the Company's Class A Common Stock, par value $0.01 per share ("Class A Stock"). Capitalized terms used and not defined herein shall have the meanings given to them in the Registration Statement.

               For purposes of this opinion, we have examined originals or copies of the following:

               1. Registration Statement, as filed with the Securities and Exchange Commission (the "Commission") on June 24, 1996;

               2. The Amended and Restated Certificate of Incorporation of the Company, as amended to date, incorporated by reference as an exhibit to the Registration Statement (the "Certificate of Incorporation");



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Ampex Corporation
June 24, 1996






               3. By-Laws of the Company, as amended to date, incorporated by reference as an exhibit to the Registration
Statement (the "By-Laws");

               4. The cancelled Warrant Certificates issued by the Company to each of the Selling Stockholders on or about September 14, 1995, representing warrants to purchase the Class A Shares, pursuant to which each of the Selling Stockholders was granted registration rights to cause the Company the register the Class A Stock;

               5. Form of Class A Stock Certificate incorporated by reference as an exhibit to the Registration Statement;

               6. Records of corporate proceedings of the Company as provided to us by an officer of the Company; and

               7. Such other documents as we have deemed necessary as a basis for rendering the opinions herein expressed.

               In rendering the opinions herein expressed we have assumed the genuineness of all signatures, the authenticity of all documents, instruments and certificates submitted to us as originals, the conformity with the original documents, instruments and certificates of all documents, instruments and certificates submitted to us as copies and the legal capacity to sign of all individuals executing such documents, instruments and certificates (the "Documents"). In addition, we have assumed, other than with respect to those signing on behalf of the Company, that all signatories of any Documents have been duly authorized, pursuant to all applicable laws, regulations, corporate charters and governing documents, to execute said Documents. As to facts material to the opinions in this letter, we have relied upon representations of the Company, including, without limitation, the representations made in factual certificates furnished to us by officers and agents of the Company, and upon representations made in any of the other Documents.

               We are not admitted to practice in any jurisdiction but the State of New York and we do not express any opinion as to the laws of states or jurisdictions other than the State of New York and matters of federal law and Delaware corporate law. No opinion is expressed as to the effect that the laws of any other jurisdiction may have upon the subject matter of the opinions expressed herein under conflicts of laws principles or otherwise.


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                                                                             3

Ampex Corporation
June 24, 1996




               The opinions in this letter are subject to the following additional limitations, qualifications and exceptions: (i) the effect and application of bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors' rights generally;
(ii) fraudulent conveyance and transfer laws; (iii) the effect and application of general principles of equity, whether considered in a proceeding in equity or at law, including limitations on the availability of equitable remedies; (iv) the limitation that no opinion is expressed as to the enforceability of choice of law provisions; (v) limitations imposed by reason of generally applicable public policy principles or considerations, including limitations resulting from such public policy principles or considerations as to enforceability of rights to indemnity and contribution; and (vi) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent that a court determines such fees to be reasonable, or of liquidated damages, except to the extent that a court determines such damages not to be a penalty.

               On the basis of and in reliance upon the foregoing, and subject to the foregoing limitations, qualifications and exceptions, we are of the opinion that the Class A Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit thereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

                                                   Very truly yours,


                                                   /s/ Battle Fowler LLP


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